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                                                                     EXHIBIT 3.9
                          MINNESOTA SECRETARY OF STATE

                     AMENDMENT OF ARTICLES OF INCORPORATION

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CORPORATE NAME: (List the name of the company prior to any desired name change.)

                           BIO-KEY INTERNATIONAL, INC.
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This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

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                                                Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form ___).

                                    ARTICLE V

     The Corporation is authorized to issue an aggregate total of eighty-five million (85,000,000) shares of voting common capital stock having a par value of $0.01 per share. The Board of Directors may establish multiple classes and series of stock.

     The Corporation is also authorized to issue capital stock to the extent of: five million (5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Board of Directors of the Corporation shall have the authority to issue shares of Preferred Stock in series and to fix by resolution the designations, powers, preferences, rights and the qualifications, limitations or restrictions in respect of any such series.

This amendment has been approved pursuant to MINNESOTA STATUTES chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                         /s/ MICHAEL W. DEPASQUALE
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                                         (Signature of Authorized Person)


Name and telephone number of contact person:  MICHAEL W. DEPASQUALE, CHIEF
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EXECUTIVE OFFICER   (651) 687-0414
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